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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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iVillage Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Seventh Avenue
New York, New York 10018

April 29, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Yale Club of New York City, Saybrook Room, 50 Vanderbilt Avenue, New York, New York, at 9:00 a.m. on Tuesday, June 7, 2005. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

        I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

DOUGLAS W. MCCORMICK Chairman and Chief Executive Officer

500 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of iVillage Inc., a Delaware corporation ("iVillage"), will be held on Tuesday, June 7, 2005, at 9:00 a.m. (local time), at the Yale Club of New York City, Saybrook Room, 50 Vanderbilt Avenue, New York, New York, for the following purposes:

  1.
  To elect three Class I Directors to the Board of Directors of iVillage;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of iVillage for the fiscal year ending December 31, 2005; and

  3.
  To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 19, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Steven A. Elkes Secretary

New York, New York
April 29, 2005

PROXY STATEMENT

Stock Performance Graph	23
Comparison of Cumulative Total Return Among iVillage Inc., The NASDAQ Stock Market (U.S.) Index and The Street.com Internet Index	23
Stockholder Proposals	24
Stockholder Communications	24
Other Matters	24

iVILLAGE INC.
500 Seventh Avenue
New York, New York 10018

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 7, 2005

        This proxy statement is furnished to stockholders of iVillage Inc. in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors for use in voting at our Annual Meeting of Stockholders ("Annual Meeting") to be held at the Yale Club of New York City, Saybrook Room, 50 Vanderbilt Avenue, New York, New York, on Tuesday, June 7, 2005, at 9:00 a.m. (local time), and at any adjournment or postponement thereof.

        When used in this proxy statement and unless otherwise specified, "iVillage," "we," "our," and "us" refer to iVillage Inc.

        This proxy statement, and the accompanying form of proxy, is first being mailed to stockholders on or about May 2, 2005.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

        Our Board of Directors has fixed the close of business on April 19, 2005, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of April 19, 2005, we had issued and outstanding 72,155,177 shares of common stock, $.01 par value per share, comprising all of our issued and outstanding voting stock.

Revocability and Voting of Proxies

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting before it is voted. A proxy may be revoked by any of the following methods:

  •
  by writing a letter delivered to Steven A. Elkes, Secretary of iVillage, stating that the proxy is revoked;

  •
  by submitting another proxy with a later date; or

  •
  by attending the Annual Meeting and voting in person.

        Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

        Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of our nominees as a director; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

        Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have not effect. A plurality of the votes cast is required for the election of directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Abstentions and broker "non-votes" are not counted for the purpose of the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP.

Solicitation

        We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by personal interview, telephone, facsimile or electronic mail. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Classified Board of Directors

        Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, the terms of which expire successively over a three-year period. Currently, the term of the Class I directors expires in 2005, the term of the Class II directors expires in 2006, and the term of the Class III directors expires in 2007. One class of directors is elected to three-year terms at each annual meeting of stockholders. The current directors are as follows:

Class I	Class II	Class III
Kenneth A. Bronfin John T. (Jack) Healy Lennert J. Leader	Douglas W. McCormick Cathleen P. Black Edward D. Horowitz	Ajit M. Dalvi Habib Kairouz Edward T. Reilly Alfred Sikes

        Kenneth A. Bronfin, John T. (Jack) Healy and Lennert J. Leader are incumbent Class I Directors whose terms expire at the Annual Meeting. All three have been nominated for election at the Annual Meeting for terms expiring in 2008. Unless otherwise instructed, the proxy holders will vote the proxies received by them for such nominees.

        If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders properly nominate persons other than our nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of our nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a Class I Director will continue until the 2008 annual meeting of stockholders or until his or her earlier death, resignation or removal. There is no family relationship between any director and any other of our directors or executive officers.

        Pursuant to our amended and restated stockholder agreement with Hearst Communications, Inc., dated June 20, 2001, or the Hearst Stockholder Agreement, we are required to appoint three representatives of Hearst Communications, Inc., or Hearst, to our Board of Directors, and one representative to our nominating and governance committee and another representative to our compensation committee. Accordingly, Messrs. Bronfin and Sikes and Ms. Black were appointed to our Board of Directors and Mr. Sikes was appointed to our compensation committee and Mr. Bronfin was appointed to our nominating and governance committee. For a further discussion of the terms of the Hearst Stockholder Agreement, please see "Certain Transactions—Hearst" below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. BRONFIN, HEALY AND LEADER AS MEMBERS OF iVILLAGE'S BOARD OF DIRECTORS.

Director Information

        The following provides information about each nominee and continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

Class I Directors—Nominees for a Term of Three Years Expiring in 2008

        Kenneth A. Bronfin, age 45, has been a director of iVillage since May 2002. Mr. Bronfin is President of Hearst Interactive Media, a unit of The Hearst Corporation, a diversified communications company specializing in print media, television and Internet businesses. Mr. Bronfin has been with The Hearst Corporation since 1996. Prior to joining The Hearst Corporation, Mr. Bronfin was with the National Broadcasting Company, Inc., or NBC, as a founder of the Interactive Media Group as well as General Manager of NBC's digital television group and Vice President of NBC Cable and Business Development. Mr. Bronfin was also Director of Business Development for NBC Technology and was Director of NBC's Broadcast Engineering Group. Mr. Bronfin serves as a director of Circle Company Associates and E Ink Corporation. Mr. Bronfin also serves as a member of the Audit Committee of Circle Company Associates and the compensation committee of E Ink Corporation. Mr. Bronfin received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. from the University of Virginia.

        John T. (Jack) Healy, age 64, has been a director of iVillage since November 2000. Since January 1997, Mr. Healy has been a Principal of H.A.M. Media Group, LLC, an international investment and advisory firm specializing in the entertainment and communications industries. From July 1996 to July 1998, Mr. Healy served as a consultant to The Walt Disney Company and ABC International Television. From August 1970 to July 1996, Mr. Healy held various positions, most recently as President, ABC International Operations and Executive Vice President, ABC Cable & International, at Capital Cities/ABC Inc. Mr. Healy also serves as a director of StoryFirst Communications, Inc. Mr. Healy received a Masters of Economics and a B.A. from Brooklyn College.

        Lennert J. Leader, age 50, has been a director of iVillage since July 1998. Since January 2005, Mr. Leader has served as President of Leader Development Group, LLC, a real estate development company. Mr. Leader served as a consultant to Time Warner Inc., or Time Warner, from June 2004 to December 2004 and was the President of the Venture Group of AOL Time Warner Investments, the investment unit of AOL Time Warner since the merger of America Online, Inc., or AOL, and Time Warner in January 2001. Prior to the merger, Mr. Leader served as President of AOL Investments, a division of AOL, beginning in February 1998. Mr. Leader served as Senior Vice President, Chief Financial Officer and Treasurer of AOL from September 1989 until July 1998. Prior to joining AOL, Mr. Leader was Vice President-Finance of LEGENT Corporation, a computer software and services company, from March 1989 to September 1989, and Chief Financial Officer of Morino, Inc., a computer software and services company, from 1986 to March 1989 and Director of Finance from 1984 to 1986. Prior to joining Morino, Inc. in 1984, he was an audit manager at Price Waterhouse. Mr. Leader received a B.S. in Accounting from the University of Baltimore.

Class II Directors—To Continue in Office until 2006

        Cathleen P. Black, age 60, has been a director of iVillage since June 2001. Since January 1996, Ms. Black has served as the President, Hearst Magazines, a division of The Hearst Corporation, a diversified communications company specializing in print media, television and Internet businesses. Ms. Black is also a Senior Vice President of The Hearst Corporation. From 1991 to December 1995, Ms. Black served as the President and Chief Executive Officer of the Newspaper Association of America. From 1983 to 1991, Ms. Black was the President and Publisher of USA Today. Ms. Black also serves as a director of The Coca-Cola Company, International Business Machines Corporation and The Hearst Corporation. Ms. Black also serves as a member of the Compensation Committee of the Coca-Cola Company and the Directors and Corporate Governance Committee of International Business Machines Corporation. Ms. Black received a B.A. from Trinity College.

        Edward D. Horowitz, age 57, has been a director of iVillage since April 2003. Mr. Horowitz will become the President and Chief Executive Officer of SES Americom, a provider of satellite-based solutions to cable, broadcast, government and enterprise customers, and a member of the executive committee of its parent company, SES Global, effective May 2, 2005. Since August 2002, Mr. Horowitz has been the Chairman of EdsLink LLC, a New York City based venture capital firm providing financial, advisory and technology consulting services. From January 1997 to July 2000, Mr. Horowitz was Executive Vice President for Advanced Development of Citigroup Inc., a financial services company, or Citigroup, and Founder and Chairman of Citigroup's e-Citi division, as well as, a member of the Management and Investment Committees of Citigroup. From July 2000 to July 2002, Mr. Horowitz served as a consultant to Citigroup. From April 1989 to January 1997, Mr. Horowitz held such positions as Senior Vice President, Viacom Inc., Chairman and Chief Executive Officer of Viacom Interactive Media and a member of the Viacom Executive Committee. Mr. Horowitz also serves as a director of American Reprographics Company, a business-to-business document management services company, and Acterna Corp., a provider of communications test solutions for telecommunications and cable network operators. Mr. Horowitz also serves as a member of American Reprographics Company's audit committee and Actema Corp.'s compensation committee. Mr. Horowitz received an M.B.A. from the Columbia University School of Business and a B.S. in Physics from the City College of New York.

        Douglas W. McCormick, age 55, has been a director of iVillage since February 1999 and Chairman of the Board since April 2001. From April 2000 through July 2000, he served as our President and has been our Chief Executive Officer since July 2000. From 1998 to April 2000, Mr. McCormick was President of McCormick Media, a media consulting firm. From 1993 to 1998, Mr. McCormick was President and Chief Executive Officer of Lifetime Television Network, a joint venture of The Hearst Corporation and The Walt Disney Company. Mr. McCormick held various other positions at Lifetime from 1984 to 1993 in the sales, marketing and research areas. Mr. McCormick also serves on the board of directors of Waterfront Media Inc. (formerly known as Agora Media Inc.) and its compensation committee. Mr. McCormick received an M.B.A. from the Columbia University School of Business and a B.A. from the University of Dayton.

Class III Directors—To Continue in Office until 2007

        Ajit M. Dalvi, age 62, has been a director of iVillage since September 2004. Mr. Dalvi was appointed to our Board of Directors in September 2004, after a review of his credentials by our Board of Directors and at the recommendation of our CEO. Since June 1999, Mr. Dalvi has worked as an independent business consultant and as a senior advisor to several corporations in the cable television and broadband industries. In 2002, Mr. Dalvi performed consulting services for iVillage for which he received a grant of options (valued at the time of grant at less than $60,000). From February 1982 to June 1999, Mr. Dalvi was a Senior Vice President of Cox Communications, Inc., a cable Multiple Service Operator. Mr. Dalvi also serves as a director of Scientific Learning Corporation, a developer of neuroscience based products designed to improve the reading skills of K-12 children, and is a member of its Audit and Research Committees. Mr. Dalvi received a B.A. from the Bombay University and an M.B.A. from the Indian Institute of Management, Ahemedabad.

        Habib Kairouz, age 38, has been a director of iVillage since March 1998. Since 1993, Mr. Kairouz has been employed by Rho Capital Partners, Inc., an investment and venture capital management company, where he currently serves as a Managing Partner. Mr. Kairouz also serves on the boards of directors of several private companies, including Waterfront Media, Inc. Mr. Kairouz received a B.S. in Engineering and a B.A. in Economics from Cornell University and an M.B.A. in Finance from Columbia University.

        Edward T. Reilly, age 58, has been a director of iVillage since April 2001. Since June 2001, Mr. Reilly has been President and Chief Executive Officer of the American Management Association, a not-for-profit membership-based association providing management development and educational services. Mr. Reilly is also a former Chairman of the Board of the Advertising Council, a private nonprofit organization. From June 2000 to May 2001, Mr. Reilly focused his activities on serving on several boards, including the Board for the National Council of La Raza and as a Trustee of Lynchburg College. From May 1997 to June 2000, Mr. Reilly was President and Chief Executive Officer of Big Flower Holdings, Inc., an integrated marketing and advertising services company. From April 1996 to May 1997, Mr. Reilly was President and Chief Operating Officer of Big Flower Holdings, Inc. Prior to April 1996, Mr. Reilly held various management positions at McGraw-Hill Companies and McGraw-Hill Broadcasting, most recently as President of McGraw-Hill Broadcasting. Mr. Reilly received a B.B.A. from St. Francis College.

        Alfred C. Sikes, age 65, has been a director of iVillage since June 2001. Since January 2002, Mr. Sikes has been a consultant to The Hearst Corporation, a diversified communications company specializing in print media, television and Internet businesses. From March 1993 to December 2001, Mr. Sikes served as both Vice President of The Hearst Corporation and President of Hearst Interactive Media, a division of Hearst Communications, Inc. From August 1989 to January 1993, Mr. Sikes served as Chairman of the Federal Communications Commission. Mr. Sikes also serves as a director of Cymfony Inc., a research and information service technology provider. In New York City, Mr. Sikes serves as Chairman of the Reading Excellence and Discovery Foundation, and serves as a director of both Student Sponsor Partners and the New York School Choice Scholarships Foundation. Mr. Sikes received a B.A. from Westminster College and a J.D. from the University of Missouri Law School.

Director Compensation

        On September 28, 2004, our Board of Directors adopted a policy regarding the compensation for certain of our directors. Pursuant to the policy, directors who are not employees or designees of Hearst will receive $20,000 annually, paid ratably at the completion of each quarter. Additionally, such directors will also receive an annual option grant on October 15th of each year to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. All of our directors are reimbursed for expenses in connection with attendance at board and committee meetings.

        From time to time, some of our directors may also receive grants of options to purchase shares of our common stock pursuant to the 1995 Amended and Restated Employee Stock Option Plan, the 1999 Acquisition Stock Option Plan and the Amended and Restated 1999 Employee Stock Option Plan. Under our 1999 Director Option Plan, non-employee directors are eligible to receive non-discretionary, automatic stock option grants.

        Members of our Board of Directors who are designees of Hearst have waived receipt of director compensation.

Meetings, Committees and Independence

        The Board of Directors held eleven meetings and acted once by unanimous consent during the fiscal year ended December 31, 2004. The Board of Directors has formed an Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a charter that may be amended by the Board of Directors at any time. The current version of each committee's charter is available on our Web site at www.ivillage.com/investor.

        During fiscal year 2004, each incumbent director attended 75% or more of the aggregate number of meetings of our Board of Directors and of the committees of our Board of Directors on which the director served during the period for which he or she was a director or committee member, respectively, except for Ms. Black. In September 2004, our Board of Directors adopted a policy that encourages director attendance at our annual meeting of stockholders. Directors Bronfin, Horowitz, Reilly and McCormick attended our annual meeting of stockholders in 2004.

        Our Board of Directors has determined that Messrs. Dalvi, Healy, Horowitz, Leader, Kairouz and Reilly are "independent" in accordance with NASDAQ Marketplace Rules 4200 and 4350. As our employee, Mr. McCormick cannot be considered independent. The remaining three directors, Messrs. Bronfin and Sikes and Ms. Black, were appointed to our Board of Directors as designees pursuant to the Hearst Stockholder Agreement and were therefore not determined to be independent by our Board of Directors.

Nominating and Governance Committee

        In connection with an expansion of its responsibilities, our Nominating Committee was renamed the Nominating and Governance Committee in 2004. The Nominating and Governance Committee currently consists of directors Bronfin, Healy and Leader. Messrs. Healy and Leader have been determined by our Board of Directors to be independent directors within the meaning of NASDAQ Marketplace Rules 4200 and 4350. Mr. Bronfin was appointed to our Nominating and Governance Committee pursuant to the Hearst Stockholder Agreement. Our Board of Directors has determined in their business judgment that it is in our best interest, and the best interest of our stockholders, that iVillage honor its contractual obligations and allow Mr. Bronfin to serve on the Nominating and Governance Committee even though the Board of Directors has not been able to conclude that he is independent within the meaning of NASDAQ Marketplace Rules 4200 and 4350. The Nominating and Governance Committee, in accordance with its charter, reviews and recommends to the Board of Directors the composition, size and organization of our Board of Directors, establishes criteria for membership to our Board of Directors and seeks out candidates for election as directors and committee members, as well as oversees certain of our corporate governance policies and procedures. The Nominating and Governance Committee did not hold a meeting during the fiscal year ended December 31, 2004, as pertinent actions were brought before our entire Board of Directors.

        In recommending to our Board of Directors candidates to fill new or vacant positions, the Nominating and Governance Committee may retain consultants and consider such factors as it deems appropriate in developing a board of directors that is diverse in nature and comprised of experienced members. In general, the Nominating and Governance Committee seeks candidates who possess or have demonstrated the following attributes: judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses of comparable size to us, the interplay of the candidate's experiences with that of our other directors, and the extent to which such candidate would be a desirable addition to our Board of Directors and its committees. The Nominating and Governance Committee, however, has not determined specific minimum qualifications for serving on our Board of Directors.

        Our Nominating and Governance Committee is also charged with the preparation and recommendation to our Board of Directors of corporate governance guidelines and the review and modification of existing policies, including our Code of Business Conduct and Ethics, or Code of Ethics. Our Code of Ethics applies to all of our employees, directors, advisors and consultants. On February 18, 2005, our Board of Directors revised the Code of Ethics. The current Code of Ethics as well as our Senior Executive Code, which applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, are available on our website at www.ivillage.com/investor.

        The Nominating and Governance Committee will consider a candidate to our Board of Directors and relay any communication to our Board of Directors that is submitted by one of our stockholders. Any submissions by stockholders should be in writing and directed to the Chairman of the Nominating and Governance Committee, c/o Steven A. Elkes, Secretary, iVillage Inc., 500 Seventh Avenue, 14th Floor, New York, NY 10018. Each submission should include a statement by the stockholder that such person is a stockholder of iVillage as well as proof of stock ownership. In addition, each candidate submission should include biographical information relating to the proposed individual, including contact information and a brief statement, not to exceed 500 words, as to why such person should be appointed to our Board of Directors.

        In addition, our By-laws permit our stockholders to nominate individuals for consideration as members of our Board of Directors at an annual stockholders meeting, provided that stockholders intending to nominate candidates for election provide notice in writing to our Secretary, at least 120 days prior to the date specified in our proxy statement for our previous year's annual meeting. In the event that the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of our previous year's proxy statement, such notice must be received a reasonable time before the solicitation is made. The notice must include the full name and address of the nominee and the stockholder making the nomination, proof of the stockholder's ownership, other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, the nominee's consent to the nomination and to serve, if elected, and certain other information set forth in our By-laws.

Audit Committee

        Our Audit Committee currently consists of directors Healy, Leader and Reilly. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence, and the performance of our independent registered public accounting firm. Our Board of Directors has determined that each member of our Audit Committee is independent under the corporate governance rules of the NASDAQ, including, without limitation, NASDAQ Marketplace Rule 4350(d)(2). The Audit Committee held seven meetings during the fiscal year ended December 31, 2004.

        The Audit Committee appoints, compensates, retains and oversees the work of the independent registered public accounting firm employed by us to conduct the annual audit examination of our consolidated financial statements. The members of our Audit Committee meet with representatives from iVillage's independent registered public accounting firm and management to review: the scope of proposed audits for the year; audit fees; and, at the conclusion of the audits, the audit reports. In addition, the Audit Committee reviews the financial statements, the related footnotes and the independent registered public accounting firm's report thereon and makes related recommendations to the Board of Directors as the Audit Committee deems appropriate.

        Our Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and otherwise complies with the financial literacy requirements of the NASDAQ, including NASDAQ Marketplace Rule 4350(d)(2). Further, each member of the Audit Committee has been deemed to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) and under the independence requirements applicable to the Audit Committee prescribed by the National Association of Securities Dealers and SEC. Our Board of Directors has designated Mr. Leader as our "Audit Committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. This determination was premised, in part, upon Mr. Leader's former employment as Senior Vice President, Chief Financial Officer and Treasurer of AOL and his other relevant experience.

Compensation Committee

        Our Compensation Committee currently consists of directors Horowitz, Reilly and Sikes. Messrs. Horowitz and Reilly have been determined by our Board of Directors to be independent directors within the meaning of NASDAQ Marketplace Rules 4200 and 4350. Mr. Sikes was appointed to our Compensation Committee pursuant to the Hearst Stockholder Agreement. Our Board of Directors has determined in their business judgment that it is in our best interest, and the best interest of our stockholders, that iVillage honor its contractual obligations and allow Mr. Sikes to serve on the Compensation Committee even though the Board of Directors has not been able to conclude that he is independent within the meaning of NASDAQ Marketplace Rules 4200 and 4350. The Compensation Committee, in accordance with its charter, reviews and recommends to our Board of Directors the compensation and benefits of our executive officers, oversees the administration of our stock option plans and establishes and reviews general policies relating to the compensation and benefits of our employees. The Compensation Committee held four meetings and acted twice by unanimous written consent during the fiscal year ended December 31, 2004.

        Our Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of executive officers and develops programs designed to incentivize the achievement of corporate and individual objectives. These programs use salaries, bonuses and stock options to attract and retain the services of qualified executives and are structured to reward exceptional individual and corporate performance by iVillage employees. To assist with its duties and responsibilities, the Compensation Committee may retain consultants, including those which can provide perspective on the salaries, incentive awards and benefit plans of similarly situated companies.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2005, and the Board of Directors recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP (or predecessors of this firm) has audited our financial statements since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law, our By-laws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS iVILLAGE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

        The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended December 31, 2004, 2003, and 2002 by our Chief Executive Officer, and our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2004, which we refer to as our Named Executive Officers.

Long-Term Compensation Awards Securities Underlying Options/SARs (#)(1)
Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		All Other Compensation ($)(2)
Douglas W. McCormick Chairman and Chief Executive Officer	2004 2003 2002	500,000 500,000 499,993	— 600,000 —	— —	450,000 500,000 500,000	96 96 96
Steven A. Elkes(3) Chief Financial Officer & Executive Vice President, Operations and Business Affairs	2004 2003 2002	327,000 309,000 309,000	27,500 45,000 —	— — —	125,000 40,000 —	96 96 96
Jane Tollinger Executive Vice President, Strategy and Business Affairs	2004 2003 2002	308,000 260,000 260,000	— 45,000 —	— — —	125,000 40,000 —	96 96 —
Peter Naylor(4) Senior Vice President, Sales	2004 2003 2002	250,000 200,000 124,629	— — —	117,826 80,394 41,528	— 90,000 30,000	96 96 45
Richard C. Caccappolo Senior Vice President, iVillage Consulting	2004 2003 2002	245,077 236,250 236,250	— 45,000 —	— — —	100,000 40,000 —	96 96 96

(1)
Options were granted under our 1995 Amended and Restated Employee Stock Option Plan, Amended and Restated 1999 Employee Stock Option Plan, Amended and Restated 1999 Non-Qualified Stock Option Plan or 2001 Non-Qualified Stock Option Plan, as amended, and generally vest to the extent of 25% after the first anniversary date of employment and the remainder in equal quarterly installments over the next three years, unless the Named Executive Officer has already been our employee for one year or more, in which case stock option grants immediately begin to vest in equal quarterly installments over a four year period, except for a grant of 500,000 options to Mr. McCormick in each of 2002 and 2003 which vest quarterly over three years.

(2)
Represents the value of premiums paid by us on behalf of the Named Executive Officers for term life and accidental death and dismemberment insurance policies.

(3)
Mr. Elkes was appointed to the position of Chief Financial Officer in June 2004, and continues to hold his former office of Executive Vice President, Operations and Business Affairs.

(4)
Mr. Naylor joined iVillage in April 2002 as Vice President, Sales, and his 2002 compensation reflects a partial year of service.

Employment Arrangements

Douglas W. McCormick

        We entered into a two-year employment agreement with Douglas W. McCormick as of May 30, 2003 that provides for an annual base salary of $500,000 and eligibility to receive a bonus pursuant to our bonus plan of up to eighty percent (80%) of his base salary in fiscal year 2003 ($400,000, which was paid to him in February 2004) and one hundred ten percent (110%) of his base salary in fiscal year 2004 (no monies of which were paid), each bonus being payable upon satisfaction of objectives determined by the Board of Directors or the compensation committee. Mr. McCormick's employment agreement also provided for a retention bonus of $200,000 which was paid to him in August 2003.

        Pursuant to the employment agreement, we are required to pay Mr. McCormick only his base compensation and benefits through the effective date of his termination if any of the following events occur:

  •
  Mr. McCormick voluntarily terminates his employment without "good reason", as defined in the agreement, which includes voluntary termination upon a "change in control", as defined in the agreement, of iVillage;

  •
  if we do not renew Mr. McCormick's employment agreement on substantially the same or better terms (or offer to do so) prior to November 30, 2004; or

  •
  if Mr. McCormick is terminated "for cause", as defined in the agreement, prior to the expiration of the employment agreement.

If Mr. McCormick is terminated without cause or resigns for good reason prior to the expiration of the term of the employment agreement, then Mr. McCormick will be entitled to severance, including:

  •
  base compensation and benefits through the effective date of termination;

  •
  a cash payment equal to Mr. McCormick's base salary for the remainder of the term of the employment agreement, to be paid semi-monthly;

  •
  a cash payment equal to any bonus Mr. McCormick would have earned had he remained employed through the end of the term at his full target bonus, paid at the time such bonuses are generally distributed by us;

  •
  continued insurance coverage for the remainder of the term of the employment agreement;

  •
  immediate acceleration and vesting of any unvested stock options held by Mr. McCormick; and

  •
  extension of the exercise period for Mr. McCormick's stock options to three years after his termination of employment.

The employment agreement also provides that in no event shall the amounts of salary and bonus described above that are payable to Mr. McCormick as severance be less than $700,000.

        Separately, in October 2004, Mr. McCormick was granted options to purchase 450,000 shares of our common stock at an exercise price equal to $5.91 per share, which was the fair market value of the common stock on the date of grant. This grant of options vests in equal quarterly installments over four years.

        The Compensation Committee of our Board of Directors is presently participating in negotiations with Mr. McCormick regarding the renewal of his employment agreement.

Other Agreements

        We have also entered into agreements with Messrs. Elkes and Naylor and Ms. Tollinger, as well as other non-senior executive level officers. These agreements provide that if the such officer's employment is terminated "without cause", as defined in the agreements, or the officer resigns for "good reason", as defined in the agreements, we will pay that officer his or her base compensation and benefits for up to twelve months plus the maximum bonus or incentive the executive officer would have earned under any of our bonus or incentive plans. Any unvested stock options held by those officers will continue to vest for this twelve-month period and the period during which the officer must exercise his or her options will extend for up to an additional two years after termination. In addition, these agreements provide that any unvested stock options under our stock option plans held by the officer will immediately vest upon a "change of control", as defined in such agreements, of iVillage.

Option Grants

        The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2004. We have never granted any stock appreciation rights. The exercise price per share of each option is generally equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities Exchange Commission, or SEC, and do not reflect our estimate of future stock price growth.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Option Grant (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)
Name			Exercise Price Per Share ($/Share)	Expiration Date
					5% ($)	10% ($)
Douglas W. McCormick	450,000	38%	5.91	10/12/14	4,332,045	6,898,058
Steven A. Elkes	125,000	11%	5.90	9/27/14	1,201,310	1,912,885
Jane Tollinger	125,000	11%	5.90	9/27/14	1,201,310	1,912,885
Richard Caccappolo	100,000	9%	5.90	9/27/14	961,048	1,530,308
Peter Naylor	—	—	—	—	—	—

(1)
These options vest in equal quarterly installments commencing three months from the date of grant and continue to vest quarterly over a remaining period of 45 months.

Option Exercises/Values

        The following table sets forth information with respect to the Named Executive Officers concerning stock options held during the fiscal year ended December 31, 2004 and exercisable and unexercisable options held as of December 31, 2004. All of the options exercised by our Named Executive Officers during the fiscal year ended December 31, 2004, were in connection with our 2004 public offering. The value of unexercised in-the-money options at fiscal year-end is based on $6.18 per share, the closing sales price for our common stock on the NASDAQ Stock Market on that date, less the applicable exercise price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-The-Money Options at Fiscal Year-End ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas W. McCormick	322,600	1,709,780	2,805,732	866,667	12,121,247	2,029,835
Steven A. Elkes	91,789	482,334	266,361	184,767	518,817	321,969
Jane Tollinger	—	—	283,437	181,563	955,469	305,981
Richard Caccappolo	61,562	320,183	180,859	148,829	478,682	253,344
Peter Naylor	24,000	121,375	23,500	72,500	97,818	320,788

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that iVillage specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

Philosophy and Review of Compensation

        iVillage's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives. iVillage currently uses salaries, cash bonuses and stock options to meet these goals.

        The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance. The program takes into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement iVillage's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Chief Executive Officer, or CEO, are generally based on the same criteria.

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the compensation paid to iVillage's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, the compensation of iVillage's executive officers for deductibility under applicable tax laws. However, tax consequences, including but not limited to tax deductibility by iVillage, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or iVillage. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible.

Base Salaries

        The Compensation Committee evaluates base salaries for all executive officers, including the CEO. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, each officer's scope of responsibility, prior experience, past performance, previous compensation and data on prevailing compensation levels in relevant markets for executive talent.

Cash Bonuses

        Cash bonuses or other short-term cash awards to executives are based upon iVillage's performance including its operating and financial results, the satisfaction of individual performance targets and in recognition of extraordinary individual contributions. After receiving evaluations and recommendations of individual performance from the CEO, the Compensation Committee assesses the performance measures the company and individuals and determines whether a bonus is merited. The Compensation Committee did not award any cash bonus to iVillage's employees for achievements made during the fiscal year ended December 31, 2004. Mr. Elkes, the Chief Financial Officer and Executive Vice President, Operations and Business Affairs, was provided a one-time cash bonus award in the amount of $27,500 at the discretion of iVillage's CEO for services provided during iVillage's 2004 public offering.

Long-Term Equity Incentives

        iVillage provides long-term incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. iVillage stock options are generally granted at an exercise price equal to the fair market value of iVillage's common stock on the date of grant. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of iVillage's common stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive's current contribution to iVillage's performance, the executive officer's anticipated contribution in meeting iVillage's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by comparable companies.

        The Compensation Committee also approved a grant in September 2004 of approximately 575,000 options to certain iVillage employees at various levels of its corporate hierarchy including 125,000 options to each of Mr. Elkes and Ms. Tollinger and 100,000 options to Mr. Caccappolo. There were no options granted to Mr. McCormick in September 2004, however, 450,000 options were granted to Mr. McCormick in October 2004.

Other Compensation

        iVillage's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees. In addition, from time to time, executive officers have received signing bonuses or other bonuses based on extraordinary effort.

CEO Compensation

        Upon the recommendation of the Compensation Committee, the Board of Directors approved a two-year employment agreement with Mr. McCormick, dated as of May 30, 2003, that provided for an annual base salary of $500,000 and eligibility to receive a bonus pursuant to iVillage's bonus plan of up to eighty percent (80%) of his base salary in fiscal year 2003 ($400,000, which was paid to him in February 2004) and one hundred ten percent (110%) of his base salary in fiscal year 2004 (no monies of which were paid), each bonus being payable upon satisfaction of predetermined objectives related to the operating and financial performance of iVillage. In connection with Mr. McCormick's execution of this employment agreement, he was paid a retention bonus of $200,000. Separately, in October 2004, Mr. McCormick was also granted options to purchase 450,000 shares of iVillage common stock at an exercise price equal to $5.91 per share, which was the fair market value of the common stock on the date of grant, to vest in equal quarterly installments over four years. The Compensation Committee is presently in negotiations with Mr. McCormick regarding the renewal of his employment agreement.

        The Board of Directors, based upon the Compensation Committee's recommendations, determined that Mr. McCormick's salary, bonus award and grant of options during the year ended December 31, 2004, was appropriate for the following reasons: a desire to retain his services in a competitive compensation market for executives with his skills and historical results, his leadership of iVillage's long-term growth strategy, his contributions to iVillage's achievement of solid financial results in a challenging economic environment and his execution of steps intended to enhance iVillage investor value through higher operating profits and margins.

        Respectfully submitted on April 21, 2005 by the members of the Compensation Committee of the Board of Directors of iVillage Inc.:

Edward T. Reilly, Chairman Edward D. Horowitz Alfred Sikes

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2004, Edward D. Horowitz, John T. Healy, Alfred Sikes and Edward T. Reilly served on our compensation committee. Mr. Healy resigned from the compensation committee effective September 28, 2004, and Mr. Horowitz was immediately appointed to the compensation committee to fill this vacancy. None of these individuals either during or prior to their tenure on the compensation committee was an officer or employee of iVillage or any of its subsidiaries and no "compensation committee interlocks" existed during fiscal year 2004. Mr. Sikes is presently a consultant to, and was formerly an officer of, The Hearst Corporation, an affiliate of Hearst.

AUDIT MATTERS

Audit Committee Report

        The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to Regulation 14A or 14C promulgated under the Exchange Act, other than as provided in Item 306 of the SEC's Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that iVillage specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

        The Audit Committee of iVillage's Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors. The charter, included as Appendix A in this proxy statement, is reviewed annually for changes, as appropriate. Each member on the Audit Committee is "independent" within the meaning of the rules of the SEC and the NASDAQ Stock Market. In addition, the Board of Directors has determined that Lennert J. Leader is an "Audit Committee financial expert" as defined by SEC rules. The Audit Committee's function is one of oversight, as and does not relieve iVillage's management of its responsibilities for preparing financial statements which accurately and fairly present iVillage's financial results and condition, nor the responsibilities of iVillage's independent auditor relating to the audit or review of the iVillage's financial statements. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by iVillage's management and independent registered public accounting firm. The Audit Committee does not provide any special assurance as to iVillage's financial statements or any professional certification.

        In this context, the Audit Committee has met and held discussions with iVillage's management and the independent registered public accounting firm (together and separately) regarding, among other things, the audited financial statements contained in iVillage's Annual Report on Form 10-K for the year ended December 31, 2004. Management represented to the Audit Committee that iVillage's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed matters with the representatives from the independent registered public accounting firm required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        Further, the Audit Committee discussed with iVillage's internal employees and independent registered public accounting firm the overall scope and plans for their respective audits and has met with representatives from the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of iVillage's internal controls and the overall quality of iVillage's financial reporting.

        The Audit Committee has also discussed with the representatives of the independent registered public accounting firm the auditors' independence from iVillage and its management, including the matters in the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The Audit Committee has also considered whether the independent registered public accounting firm's provision of services to iVillage is compatible with the auditors' independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for such services.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the Audit Committee's role and responsibilities referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that iVillage's audited consolidated financial statements as at December 31, 2004, 2003, and 2002, and for the years ended December 31, 2004, and 2003, be included in iVillage's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

        The Audit Committee has the sole authority to appoint or replace iVillage's independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. iVillage's independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee pre-approves on a case-by-case basis all auditing services and permitted non-audit services to be performed for iVillage by its independent registered public accounting firm, subject to certain de minimus exceptions for non-audit services permitted by law. Although not required by law, iVillage's By-laws or otherwise, iVillage's Board of Directors has submitted the Audit Committee's appointment of the independent registered public accounting firm for stockholder ratification at the Annual Meeting of iVillage Stockholders as a matter of good corporate governance.

        Respectfully submitted on April 21, 2005 by the members of the Audit Committee of the Board of Directors:

Lennert J. Leader, Chairman John T. Healy Edward T. Reilly

Audit and Non-Audit Fees

        The aggregate fees and expenses billed for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and December 31, 2003 were as follows:

	2004		2003
Audit Fees(1)	$990,570	(1)	$236,500	(1)
Audit-Related Fees(2)	89,007	(2)	29,800	(2)
Tax Fees(3)	255,000	(3)	110,000	(3)
All Other Fees	0		0

Total	$1,334,577		$376,300

(1)
Relates to the audit of annual financial statements for the fiscal year ended and review of the financial statements included in our Quarterly Reports on Form 10-Q during such fiscal year. For 2004, it also includes testing activities related to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Relates to the audit of our 401(k) Plan and includes compliance activities for the Sarbanes-Oxley Act of 2002. For 2004, it also includes services related to our July 2004 public offering of securities.

(3)
Relates to tax compliance, tax advice and tax planning, including the preparation of our tax returns.

        The Audit Committee has considered whether the services listed above are compatible with maintaining the auditors' independence. The Audit Committee, in accordance with the SEC's requirements regarding auditor independence, approved all services rendered by PricewaterhouseCoopers LLP. The Audit Committee's current policy is to pre-approve all of PricewaterhouseCoopers LLP's services.

        Our Audit Committee has considered whether the independent registered public accounting firm' provision of non-audit services to us is compatible with the auditors' independence. The iVillage Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.

Policy on Pre-Approval of Independent Auditor Services

        Our Audit Committee pre-approves on a case-by-case basis all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services not prohibited by law. Our Audit Committee is considering adopting, but has not yet adopted, a policy regarding pre-approval of particular services or categories of services that may be performed over a specified time period and within a specified budget.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 27, 2005 for:

  •
  each person known by us to beneficially own more than 5% of the common stock;

  •
  each of our directors or director nominees;

  •
  each Named Executive Officer; and

  •
  all of our directors, director nominees, and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Held(1)	Percent of Class (%)(1)
Hearst Communications, Inc.(2) 959 Eighth Avenue New York, NY 10019	18,184,653	25.2
Wells Fargo & Company(3) 420 Montgomery Street San Francisco, CA 9410	5,318,221	7.4
Douglas W. McCormick(4)	3,036,648	4.2
Habib Kairouz(5)	2,775,551	3.9
Jane Tollinger(6)	375,000	*
Steven A. Elkes(7)	302,153	*
Richard Caccappolo(8)	221,338	*
Edward T. Reilly(9)	114,061	*
John T. Healy(10)	85,727	*
Edward D. Horowitz(11)	40,312	*
Peter Naylor(12)	38,500	*
Lennert J. Leader(13)	17,280	*
Alfred Sikes(14)	11,161	*
Cathleen P. Black	11,160	*
Kenneth A. Bronfin	161	*
Ajit M. Dalvi	0	*
All directors and executive officers as a group (14 persons)(15)	7,030,152	9.7

*
Less than one percent of the outstanding common stock.

(1)
Unless otherwise indicated, the address for each listed director or officer is c/o iVillage Inc., 500 Seventh Avenue, New York, New York 10018. As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days from April 27, 2005 through the exercise of any option or warrant. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 72,155,926 shares of common stock outstanding as of April 27, 2005. This number does not include:

•
1,060,851 shares of stock classified as treasury stock;

•
54,294 shares of common stock reserved for issuance to former stockholders of Women.com in exchange for cancellation of their Women.com stock certificates; and

•
1,681 shares of common stock reserved for issuance to former stockholders of Promotions.com in exchange for cancellation of their Promotions.com stock certificates.

(2)
According to an Amended Schedule 13D filed on January 16, 2004, each of Hearst Communications, Inc., or Hearst Communications, Hearst Magazines Property, Inc., or Hearst Magazines, Communications Data Services, Inc., or CDS, Hearst Holdings, Inc., or Hearst Holdings, The Hearst Corporation and The Hearst Family Trust, or the Trust, may be deemed to beneficially own the 18,184,653 shares registered in the name of Hearst. Hearst Magazines has the power to direct the voting and disposition of the 18,184, 653 shares as the controlling stockholder of Hearst. CDS has the power to direct the voting and disposition of the 18,184,653 shares as the sole stockholder of Hearst Magazines. Hearst Holdings has the power to direct the voting and disposition of the 18,184,653 shares as the sole stockholder of CDS. The Trust and The Hearst Corporation have the power to direct the voting and disposition of the 18,184,653 shares as the direct or indirect sole stockholders of The Hearst Corporation and Hearst Holdings. Accordingly, Hearst shares the power to direct the voting and disposition of the 18,184,653 shares beneficially owned by it, and Hearst Magazines, CDS, Hearst Holdings, The Hearst Corporation and the Trust share the power to direct the voting and disposition of the 18,184,653 shares beneficially owned by Hearst.

(3)
According to a Schedule 13G filed on January 21, 2005, as of December 31, 2004 each of Wells Fargo & Company and its subsidiaries, or collectively Wells Fargo, may be deemed to beneficially own 5,318,221 shares. Wells Fargo has the sole power to direct the voting of 3,628,503 shares and the sole power to direct the disposition of 5,163,032 shares. The Wells Fargo shares include all shares indicated in such Schedule 13G as being beneficially owned by Wells Capital Management Incorporated.

(4)
Includes (a) options to purchase 3,028,648 shares of common stock exercisable within 60 days from April 27, 2005 and (b) 3,000 shares of common stock beneficially owned by Mr. McCormick's wife. Mr. McCormick disclaims beneficial ownership of the shares of common stock held by his wife.

(5)
Includes 2,499,481 shares beneficially owned by Rho Capital Partners. Based on information provided by Rho Capital Partners, Rho Capital Partners may be deemed to be the beneficial owner of 2,499,481 shares pursuant to an investment advisory relationship by which Rho Capital Partners exercises voting and investment control over the 2,499,481 shares registered in the name of a number of investment vehicles. Mr. Kairouz is a stockholder of Rho Capital Partners. In such capacity, Mr. Kairouz may be deemed to share voting and investment control of the 2,499,481 shares beneficially owned by Rho Capital Partners. Mr. Kairouz disclaims beneficial ownership of these shares other than an insignificant number of shares in which Mr. Kairouz has a pecuniary interest. Includes options to purchase 81,142 shares of common stock exercisable within 60 days from April 19, 2005.

(6)
Includes options to purchase 315,000 shares of common stock exercisable within 60 days from April 27, 2005.

(7)
Includes options to purchase 284,461 shares of common stock exercisable within 60 days from April 27, 2005.

(8)
Includes options to purchase 204,688 shares of common stock exercisable within 60 days from April 27, 2005.

(9)
Consists of options to purchase 89,601 shares of common stock exercisable within 60 days from April 27, 2005.

(10)
Consists of options to purchase 85,727 shares of common stock exercisable within 60 days from April 27, 2005.

(11)
Includes options to purchase 20,312 shares of common stock exercisable within 60 days from April 27, 2005.

(12)
Consists of options to purchase 38,500 shares of common stock exercisable within 60 days from April 27, 2005.

(13)
Includes (a) 200 shares owned by a family trust of which Mr. Leader is the trustee, and (b) options to purchase 17,080 shares of common stock exercisable within 60 days from April 27, 2005.

(14)
Includes (a) 161 shares of common stock beneficially owned by Mr. Sikes' wife and (b) 1,000 shares of common stock held by the Whitestone Foundation. The Whitestone Foundation is a family owned trust of which Mr. Sikes is a trustee.

(15)
Includes options to purchase 4,164,619 shares of common stock exercisable within 60 days from April 27, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act and related rules, our executive officers and directors and persons who own more than 10% of a registered class of our equity securities are required to file with the SEC and NASDAQ reports of their ownership of, and transactions in, our common stock. Based solely on a review of copies of such reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2004, our executive officers and directors complied with the Section 16(a) requirements.

CERTAIN TRANSACTIONS

Hearst Communications, Inc.

        On June 20, 2001, we entered into the Hearst Stockholder Agreement pursuant to which we are required to appoint three representatives of Hearst to separate classes of our Board of Directors. We must also appoint one of these representatives to our nominating and governance committee and one to our compensation committee. In addition, the Hearst Stockholder Agreement requires that we appoint five independent directors to our Board of Directors. The Hearst Stockholder Agreement defines an independent director as any person who is not, and has not been for the past three years, affiliated with Hearst or its affiliates or an employee of iVillage or any of its subsidiaries. Pursuant to the Hearst Stockholder Agreement, Messrs. Bronfin and Sikes and Ms. Black were appointed to our Board of Directors as designees of Hearst. Mr. Sikes was also appointed as a member of our compensation committee and Mr. Bronfin appointed as a member of our nominating and governance committee based upon the terms of the Hearst Stockholder Agreement.

        Under the Hearst Stockholder Agreement, so long as Hearst or its affiliates holds at least 10% of the our outstanding voting securities, Hearst may recommend and our nominating and governance committee must recommend to our Board of Directors that number of nominees of Hearst or its affiliates as follows:

  •
  so long as Hearst holds at least 14,547,723 shares of our common stock, Hearst may designate three nominees;

  •
  so long as Hearst holds at least 12,001,871 shares of our common stock, but less than 14,547,723 shares of our common stock, Hearst may designate two nominees; and

  •
  so long as Hearst holds at least 1,818,466 shares of our common stock, but less than 12,001,871 shares of our common stock, Hearst may designate one nominee.

        If the number of voting securities held by Hearst decreases below the stated thresholds, any Hearst designees serving on our Board of Directors must immediately resign. If the number of voting securities held by Hearst falls below 1,818,466 shares of our common stock, all Hearst designated directors must immediately resign. However, if the number of voting securities held by Hearst returns to 1,818,466 shares or more of our common stock, all rights and obligations under the Hearst Stockholder Agreement revive for the duration of the term of the agreement. The Hearst Stockholder Agreement terminates on June 20, 2006 unless earlier terminated by either party. Upon any early termination, any Hearst designees serving on our Board of Directors must immediately resign.

        In December 2003, we also signed a Web site services agreement in which Hearst will pay approximately $1.9 million for maintenance and hosting services for three teen sites: Seventeen.com, CosmoGirl.com and Teen.com. The agreement terminates in December 2005. Additionally, we have provided, from time to time, other production services outside the scope of the Magazine Content License and Hosting Agreement at negotiated rates.

        In July 2004, we entered into a Web site services agreement with Hearst that superseded and replaced our previous amended and restated magazine content license and hosting agreement. Pursuant to the agreement, which has a three-year term, Hearst will pay iVillage approximately $12.5 million over three years for hosting and production services related to the following Hearst magazine Web sites, all of which will continue to be incorporated into our network of Web sites: Cosmopolitan, Country Living, Good Housekeeping, Redbook, House Beautiful, Marie Claire and Town & Country. In addition, we will receive a commission on Hearst magazine subscription sales. Hearst will receive a revenue share from us on a percentage of the advertising sales from the Hearst magazine Web sites we host. The commissions to and from Hearst will vary based on performance.

        As of April 19, 2005, Hearst owned approximately 25% of our outstanding our common stock, and had three designees, Messrs. Bronfin and Sikes and Ms. Black, serving on our Board of Directors.

Waterfront Media Inc.

        Our Chief Executive Officer and another board member of iVillage, Habib Kairouz, both serve on the board of directors of one of our customers, Waterfront Media Inc., or Waterfront Media. Our Chief Executive Officer owns less than one percent of Waterfront Media's fully diluted securities. As a Managing Partner of Rho Capital Partners, Inc., Habib Kairouz may be deemed to have indirect beneficial ownership of approximately 33% of Waterfront Media's fully diluted voting securities as a result of shares owned directly by affiliates of Rho Capital Partners, Inc.

        In 2004, iVillage signed nine new advertising agreements with Waterfront Media, of which all except one was completed by December 31, 2004. In 2003, iVillage signed five advertising agreements with Waterfront Media, all of which were completed as of December 31, 2003. Revenues from Waterfront Media were approximately $0.3 million for the year ended December 31, 2004, and approximately $0.2 million for the year ended December 31, 2003. At December 31, 2004, iVillage was owed a receivable of approximately $44,000, and at December 31, 2003, iVillage was owed a receivable of approximately $0.1 million.

        In addition, in 2004, iVillage signed an agreement with Waterfront Media, whereby iVillage was given the right to purchase Waterfront Media's advertising inventory with the ability to resell the advertising inventory to third parties. The agreement also grants iVillage the right to count Waterfront Media's page views as part of iVillage's reported metrics. This agreement, as amended, expires in April 2005.

Catalyst Group Design, Inc.

        Our Senior Vice President and Editor in-Chief is the spouse of the Chief Executive Officer of Catalyst Group Design, Inc., or Catalyst Group Design. In 2004, iVillage entered into several agreements totaling approximately $0.3 million with Catalyst Group Design, for services related to the redesign of iVillage's Web site and several revenue contracts of iVillage. For the year ended December 31, 2004, iVillage capitalized approximately $0.1 million of these fees as Web site development costs, approximately $48,000 as prepaid expenses and approximately $0.1 million were expensed. As of December 31, 2004, iVillage owed Catalyst Group Design approximately $0.1 million.

Indemnification Agreements

        We have entered into indemnification agreements with our executive officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against any and all expenses (including attorney's fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in or preparing to defend, being a witness in or participating in any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties, and amounts paid in settlement of any pending, threatened or completed action, suit, claim, hearing, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other including all taxes imposed on such payment that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

STOCK PERFORMANCE GRAPH

        The information contained in the following graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

        The graph below compares the cumulative total stockholder return on our common stock for the last five full fiscal years with the cumulative total return on the NASDAQ Stock Market Index for U.S. Companies and The Street.com Internet Index for the same period. The graph assumes that $100 was invested in our common stock and in each of the other indexes on December 31, 1999 and that all dividends were reinvested.

        The comparisons in the graph below are based on historical data, with our common stock prices based on the closing price on the dates indicated. The performance shown is not necessarily indicative of future performance.

Comparison of Cumulative Total Return Among iVillage Inc.,
The NASDAQ Stock Market (U.S.) Index and The Street.com Internet Index

Measurement Period	iVillage Inc.	NASDAQ Index	The Street.com Internet Index
12/31/99	$100.00	$100.00	$100.00
12/31/00	$5.25	$60.31	$26.04
12/31/01	$9.38	$47.84	$16.71
12/31/02	$4.64	$33.07	$7.42
12/31/03	$17.68	$49.45	$13.26
12/31/04	$30.52	$53.81	$18.04

        $100 invested on 12/31/99 in stock or index-including reinvestment of dividends.

STOCKHOLDER PROPOSALS

        We currently expect to hold our 2006 Annual Meeting of Stockholders in May 2006. Accordingly, stockholder proposals to be presented at the 2006 Annual Meeting of Stockholders for inclusion in our proxy statement and form of proxy relating to such meeting must be received by us at our offices in New York, New York, addressed to the Secretary, no later than February 15, 2006. Such proposals must comply with our By-laws and the requirements of Regulation 14A of the Exchange Act.

        If a stockholder intends to submit a proposal for our annual meeting in 2006, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to us no later than February 15, 2006. If such a stockholder fails to submit the proposal in accordance with the deadline described above, we will not be required to provide any information about the nature of the proposal in our proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at our annual meeting in 2006.

        Stockholders may contact iVillage's Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

        We recommend that stockholders initiate any communications with our Board of Directors in writing and send them in care of our Secretary at the following address: Steven A. Elkes, Secretary, iVillage Inc., 500 Seventh Avenue, 14th Floor, New York, NY 10018. This centralized process will assist our Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. Each submission should include a statement by the stockholder that such person is a stockholder of iVillage as well as proof of stock ownership. The name of any specific intended director recipient should be noted in the communication. The Board of Directors has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the director recipient's consideration. In such cases, the correspondence may be forwarded elsewhere in our company for review and possible response.

OTHER MATTERS

        At the date of this proxy statement, our management was not aware of any matters not referred to in this proxy statement that would be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

        This proxy statement contains sections or information substantially similar to the corresponding portions of the accompanying Annual Report. To the extent there are any differences between the respective sections of each document, the sections or information included in this proxy statement shall supersede the corresponding areas of the Annual Report for purposes of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Steven A. Elkes Secretary
Dated: April 29, 2005

PROXY

Please mark
your vote
like this ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW.

			FOR all nominees listed (except those nominees whose names have been	WITHHOLD AUTHORITY
1.	The election of three (3) Directors of the Company.		striken pursuant to the instruction below)	to vote for all nominees listed	2.	The ratification of the appointment of PricewaterhouseCoopers LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	Kenneth A. Bronfin John T. (Jack) Healy Lennert J. Leader	☐	☐		as the independent registered public accounting firm of iVillage for the fiscal year ending December 31, 2005
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)
						In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). This proxy may be revoked by the undersigned stockholder(s) prior to its exercise.
						If no direction is made, this proxy will be voted FOR Proposals 1 and 2.
						Your signature on this proxy is your acknowledgment of receipt of the Notice of Annual Meeting and Proxy Statement, both dated April 29, 2005.
						PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
						COMPANY ID:
						PROXY NUMBER:
						ACCOUNT NUMBER:

Signature(s)	Signature(s)	Date

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

V        FOLD AND DETACH HERE AND READ THE REVERSE SIDE        V

PROXY

iVILLAGE INC.
500 Seventh Avenue
New York, New York 10018

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 7, 2005

        The undersigned stockholder hereby appoints DOUGLAS W. MCCORMICK and STEVEN A. ELKES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of iVillage Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of iVillage Inc. to be held at the Yale Club of New York City of New York City, Saybrook Room, 50 Vanderbilt Avenue, New York, New York, on Tuesday, June 7, 2005, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)

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TABLE OF CONTENTS
VOTING RIGHTS AND SOLICITATION OF PROXIES
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
AUDIT MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH
Comparison of Cumulative Total Return Among iVillage Inc., The NASDAQ Stock Market (U.S.) Index and The Street.com Internet Index
STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATIONS
OTHER MATTERS